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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------





We consent to the use of our report dated January 19, 1993, relating to the consolidated statements of condition of Constellation Bancorp and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1992, which report appears in the December 31, 1992 Annual Report on Form 10-K of Constellation Bancorp and is incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the Registration Statement.



                                                   KPMG Peat Marwick



Short Hills, New Jersey
February 8, 1994